__________________________________________________________________________

                               GULF POWER COMPANY

                                       TO

                 THE CHASE MANHATTAN BANK (National Association)
           (Formerly The Chase Manhattan Bank, Successor by Merger to
                The Chase National Bank of the City of New York)

                                   As Trustee.







                             SUPPLEMENTAL INDENTURE
                        providing among other things for
                              FIRST MORTGAGE BONDS
              5 1/2% Pollution Control Series due February 1, 2026






                          Dated as of February 1, 1996




_____________________________________________________________________________
This instrument was prepared by G. Edison Holland, Jr., Seventh Floor, Blount Building, 3 West Garden Street, Pensacola, Florida 32501, and Thomas J. Hartland, Jr., 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

        SUPPLEMENTAL INDENTURE, dated as of February 1, 1996, made and entered into by and between GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine (hereinafter commonly referred to as the "Company"), and THE CHASE MANHATTAN BANK (National Association), a corporation organized and existing under the laws of the United States of America, with its principal office in the Borough of Manhattan, The City of New York, formerly The Chase Manhattan Bank, successor by merger to The Chase National Bank of the City of New York, as trustee (hereinafter commonly referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1941 between the Company and The Chase National Bank of the City of New York, as trustee, and The Citizens & Peoples National Bank of Pensacola, as trustee (hereinafter commonly referred to as the "Co-Trustee"), the Trustee and the Co-Trustee being hereinafter commonly referred to as the "Trustees", securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture").

        WHEREAS the Company and the Trustees have executed and delivered the Indenture for the purpose of securing an issue of bonds of the 1971 Series described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of the bonds to be secured thereby being not limited, and the Indenture fully describes and sets forth the property conveyed thereby and is of record in the Office of the Clerk of the Circuit, Superior or Chancery Court of each county in the States of Florida, Georgia and Mississippi in which this Supplemental Indenture is to be recorded and is on file at the principal office of the Trustee, above referred to; and

        WHEREAS the Company and the Trustees, or the Trustee, as the case may be, have executed and delivered various supplemental indentures for the purpose, among others, of further securing said bonds and of setting forth the terms and provisions relating to the bonds of other series described therein, which supplemental indentures describe and set forth additional property conveyed thereby and are also of record in the Offices of the Clerks of the Circuit, Superior or Chancery Courts of some or all of the counties in the States of Florida, Georgia and Mississippi in which this Supplemental Indenture is to be recorded and are on file at the principal office of the Trustee, above referred to; and

        WHEREAS effective December 9, 1993, the Company and the Trustee have accepted the resignation of the Co-Trustee pursuant to Section 16.20 of the Indenture; and

        WHEREAS the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as "5 1/2% Pollution Control Series due February 1, 2026" (hereinafter sometimes referred to as the "Forty-fifth Series"), each of which bonds shall bear the descriptive title of "First Mortgage Bond", the bonds of such series to bear interest at the annual rate designated in the title thereof and to mature February 1, 2026; and

        WHEREAS each of the bonds of the Forty-fifth Series is to be substantially in the following form, with appropriate insertions and deletions, to-wit:


                    [FORM OF BOND OF THE FORTY-FIFTH SERIES]


                               GULF POWER COMPANY

                      First Mortgage Bond, 5 1/2% Pollution
                       Control Series Due February 1, 2026

No..........                                           $..............


        Gulf Power Company, a Maine corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Hancock Bank, Gulfport, Mississippi (as trustee under the Trust Indenture dated as of February 1, 1996 of the Mississippi Business Finance Corporation, relating to the Revenue Bonds (hereinafter mentioned)) or registered assigns, the principal sum of Dollars on February 1, 2026, and to pay to the registered holder hereof interest on said sum from the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to August 1, 1996, in which case from February 1, 1996, at the rate per annum, until the principal hereof shall have become due and payable, specified in the title of this bond, payable on

February 1 and August 1 in each year commencing August 1, 1996.

        The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of this series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have made payments as required by the Company's Note dated February 29, 1996 issued pursuant to Section 3.2 of the Loan Agreement dated as of February 1, 1996 (hereinafter referred to as the "Agreement") between the Mississippi Business Finance Corporation and the Company, sufficient to pay fully or partially the then due principal of and premium, if any, and interest on the Mississippi Business Finance Corporation Pollution Control Revenue Refunding Bonds, Series 1996 (Gulf Power Company Project) (hereinafter referred to as the "Revenue Bonds") or there shall be in the Bond Fund established pursuant to Section 5.02 of the Trust Indenture dated as of February 1, 1996 (hereinafter referred to as the "Revenue Bond Indenture") of the Mississippi Business Finance Corporation to Hancock Bank, Gulfport, Mississippi, trustee (hereinafter, together with any successor trustee under the Revenue Bond Indenture, referred to as the "Revenue Bond Trustee"), sufficient available funds to pay fully or partially the then due principal of and premium, if any, and interest on the Revenue Bonds. The Trustee (hereinafter mentioned) may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of this series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Revenue Bond Trustee stating (i) that timely payment of the principal of or premium, if any, or interest on the Revenue Bonds has not been made, (ii) that there are not sufficient available funds in such Bond Fund to make such payment and (iii) the amount of funds required to make such payment.

        This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of September 1, 1941, between the Company and The Chase National Bank of the City of New York to which The Chase Manhattan Bank (now The Chase Manhattan Bank (National Association)) is successor by merger (hereinafter sometimes referred to as the "Trustee"), and The Citizens & Peoples National Bank of Pensacola, as Trustees, and indentures supplemental thereto, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

        Upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the date fixed for redemption, if redeemed by the operation of the improvement fund or the replacement provisions of the Indenture or by the use of proceeds of released property, as more fully set forth in the Indenture.

        In the manner provided in the Indenture, the bonds of this series are also redeemable in whole, by payment of the principal amount thereof plus accrued interest thereon to the date fixed for redemption, upon receipt by the Trustee of a written demand from the Revenue Bond Trustee stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared immediately due and payable pursuant to Section
8.02 of the Revenue Bond Indenture. As provided in the Indenture, the date fixed for such redemption shall be not more than 180 days after receipt by the Trustee of the aforesaid written demand and shall be specified in a notice of redemption to be given not more than 10 nor less than 5 days prior to the date so fixed for such redemption. As in the Indenture provided, such notice of redemption shall be rescinded and become null and void for all purposes under the Indenture upon rescission of the aforesaid written demand under the Revenue Bond Indenture, and thereupon no redemption of the bonds of this series and no payments in respect thereof as specified in such notice of redemption shall be effected or required.

        In the manner and to the extent provided in the Indenture, the bonds of this series are also redeemable in whole at any time or in part from time to time upon receipt by the Trustee of a written demand from the Revenue Bond Trustee specifying a principal amount of Revenue Bonds which have been called for redemption pursuant to the second or third paragraph of Section 3.01 of the Revenue Bond Indenture. As and to the extent provided in the Indenture, bonds of this series equal in principal amount to the principal amount of such Revenue Bonds to be redeemed will be redeemed on the date fixed for redemption of the Revenue Bonds at the principal amount of such bonds of this series and accrued interest thereon to the date fixed for redemption, together (in the case of a redemption coincident with a redemption of Revenue Bonds pursuant to the third paragraph of Section 3.01 of the Revenue Bond Indenture) with a premium equal to a percentage of the principal amount thereof determined as set forth in the following tabulation:

If Redeemed During the Twelve Months' Period Ending the
Last Day of January,

                                                        Regular
                                                      Redemption
        Year                                            Premium

        2002                                               2%
        2003                                               1%

and without premium if redeemed on or after February 1, 2003.

        In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

        No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

        Every bond of this series shall be dated as of the date of authentication.

        This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office of the Trustee, in the Borough of Manhattan, The City of New York, but only in the manner prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of charges for transfer, and upon any such transfer a new bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes. Bonds of this series shall be exchangeable for bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. However, notwithstanding the provisions of the Indenture, no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

        This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

        IN WITNESS WHEREOF, Gulf Power Company has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated
                                                   GULF POWER COMPANY,


                                                   By: ___________________
                                                       President
Attest:

_______________________________
Secretary


                         [FORM OF TRUSTEE'S CERTIFICATE]

                              TRUSTEE'S CERTIFICATE

        This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                                   THE CHASE MANHATTAN BANK
                                                    (National Association),
                                                                As Trustee,


                                                   By: ______________________
                                                       Authorized Officer

        AND WHEREAS all acts and things necessary to make the bonds, when authenticated by the Trustee and issued as in the Indenture, as heretofore supplemented and amended, and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized;

        NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds now outstanding under the Indenture, or the Indenture as supplemented and amended, and the $21,200,000 principal amount of bonds of the Forty-fifth Series currently proposed to be issued and all other bonds which shall be issued under the Indenture, or the Indenture as supplemented and amended, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein and in any indenture supplemental thereto set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant, alien and convey unto The Chase Manhattan Bank (National Association), as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all improvements and additions to property of the Company subject to the lien of the Indenture made, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

        TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to said premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clauses, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.

        TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and its or their assigns forever;

        BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Indenture, as supplemented and amended, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture, as supplemented and amended, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, as supplemented and amended; and so that each and every bond now or hereafter issued thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms of the Indenture, as supplemented and amended, be equally and proportionately secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Indenture.

        AND IT IS EXPRESSLY DECLARED that all bonds issued and secured thereunder and hereunder are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture, as supplemented and amended, conveyed, assigned, pledged or mortgaged, or intended so to be (including all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not specifically described in the Indenture or in any indenture supplemental thereto, except any therein expressly excepted), are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes in the Indenture, as supplemented and amended, expressed, and it is hereby agreed as follows:

        SECTION 1. There is hereby created a series of bonds designated as hereinabove set forth (said bonds being sometimes herein referred to as the "bonds of the Forty-fifth Series"), and the form thereof shall be substantially as hereinbefore set forth. Bonds of the Forty-fifth Series shall mature on the date specified in the form thereof hereinbefore set forth, and the definitive bonds of such series shall be issued only as registered bonds without coupons. Bonds of the Forty-fifth Series shall be in such denominations as the Board of Directors shall approve, and execution and delivery thereof to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of bonds of the Forty-fifth Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval.

        Bonds of the Forty-fifth Series, until the principal thereof shall have become due and payable, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on February 1 and August 1 in each year commencing August 1, 1996.

        The principal of and premium, if any, and the interest on the bonds of the Forty-fifth Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose.

        Bonds of the Forty-fifth Series may be transferred at the principal office of the Trustee, in the Borough of Manhattan, The City of New York. Bonds of the Forty-fifth Series shall be exchangeable for other bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said principal office of the Trustee. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of the Forty-fifth Series other than for any tax or taxes or other governmental charge required to be paid by the Company.

        Any or all of the bonds of the Forty-fifth Series shall be redeemable at any time and from time to time, prior to maturity, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, at the principal amount thereof and accrued interest thereon to the date fixed for redemption if redeemed by the operation of Section 4 of the Supplemental Indenture dated as of October 1, 1964 or of the improvement fund provisions of any Supplemental Indenture other than this Supplemental Indenture or by the use of proceeds of released property.


        SECTION 2. The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Forty-fifth Series shall be fully or partially, as the case may be, satisfied and discharged, to the extent that, at the time that any such payment shall be due, the Company shall have made payments as required by the Company's Note dated February 29, 1996 issued pursuant to Section 3.2 of the Loan Agreement dated as of February 1, 1996 (hereinafter referred to as the "Agreement") between the Mississippi Business Finance Corporation and the Company sufficient to pay fully or partially the then due principal of and premium, if any, and interest on the Mississippi Business Finance Corporation Pollution Control Revenue Refunding Bonds, Series 1996 (Gulf Power Company Project) (hereinafter referred to as the "Revenue Bonds") or there shall be in the Bond Fund established pursuant to Section 5.02 of the Trust Indenture dated as of February 1, 1996 (hereinafter referred to as the "Revenue Bond Indenture") of the Mississippi Business Finance Corporation to Hancock Bank, Gulfport, Mississippi, trustee (hereinafter, together with any successor trustee under the Revenue Bond Indenture, referred to as the "Revenue Bond Trustee"), sufficient available funds to pay fully or partially the then due principal of and premium, if any, and interest on the Revenue Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Forty-fifth Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Revenue Bond Trustee stating (i) that timely payment of the principal of or premium, if any, or interest on the Revenue Bonds has not been made, (ii) that there are not sufficient available funds in such Bond Fund to make such payment and (iii) the amount of funds required to make such payment.

        In addition to redemption as provided in Section 1 hereof, Bonds of the Forty-fifth Series shall also be redeemable in whole upon receipt by the Trustee of a written demand for the redemption of the bonds of the Forty-fifth Series (hereinafter called "Redemption Demand") from the Revenue Bond Trustee, stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared immediately due and payable pursuant to the provisions of Section 8.02 of the Revenue Bond Indenture, specifying the date from which unpaid interest on the Revenue Bonds has then accrued and stating that such acceleration of maturity has not been rescinded. The Trustee shall within 10 days of receiving the Redemption Demand mail a copy thereof to the Company stamped or otherwise marked to indicate the date of receipt by the Trustee. The Company shall fix a redemption date for the redemption so demanded (herein called the "Demand Redemption") and shall mail to the Trustee notice of such date at least 30 days prior thereto. The date fixed for Demand Redemption may be any day not more than 180 days after receipt by the Trustee of the Redemption Demand. If the Trustee does not receive such notice from the Company within 150 days after receipt by the Trustee of the Redemption Demand, the date for Demand Redemption shall be deemed fixed at the 180th day after such receipt. The Trustee shall mail notice of the date fixed for Demand Redemption (hereinafter called the "Demand Redemption Notice") to the Revenue Bond Trustee (and the registered holders of the bonds of the Forty-fifth Series, if other than said Revenue Bond Trustee) not more than 10 nor less than 5 days prior to the date fixed for Demand Redemption, provided, however, that the Trustee shall mail no Demand Redemption Notice (and no Demand Redemption shall be made) if prior to the mailing of the Demand Redemption Notice the Trustee shall have received written notice of rescission of the Redemption Demand from the Revenue Bond Trustee. Demand Redemption of the bonds of the Forty-fifth Series shall be at the principal amount thereof and accrued interest thereon to the date fixed for redemption, and such amount shall become and be due and payable, subject to the first paragraph of this Section 2, on the date fixed for Demand Redemption as above provided. Anything in this paragraph contained to the contrary notwithstanding, if, after mailing of the Demand Redemption Notice and prior to the date fixed for Demand Redemption, the Trustee shall have received a written notice from the Revenue Bond Trustee that the Redemption Demand has been rescinded or that the acceleration of maturity of the Revenue Bonds has been rescinded, the Demand Redemption Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the bonds of the Forty-fifth Series and no payments in respect thereof as specified in the Demand Redemption Notice shall be effected or required.

        Bonds of the Forty-fifth Series shall also be redeemable in whole at any time, or in part from time to time (hereinafter called the "Regular Redemption"), upon receipt by the Trustee of a written demand (hereinafter referred to as the "Regular Redemption Demand") from the Revenue Bond Trustee stating: (1) the principal amount of Revenue Bonds to be redeemed pursuant to the third paragraph of Section 3.01 of the Revenue Bond Indenture; (2) the date of such redemption and that notice thereof has been given as required by the Revenue Bond Indenture; (3) that the Trustee shall call for redemption on the stated date fixed for redemption of the Revenue Bonds a principal amount of bonds of the Forty-fifth Series equal to the principal amount of Revenue Bonds to be redeemed; and (4) that the Revenue Bond Trustee, as holder of all bonds of the Forty-fifth Series then outstanding, waives notice of such redemption. The Trustee may conclusively presume the statements contained in the Regular Redemption Demand to be correct. Regular Redemption of the bonds of the Forty-fifth Series shall be at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of the bond hereinbefore set forth, and such amount shall become and be due and payable, subject to the first paragraph of this Section 2, on the date fixed for such Regular Redemption, which shall be the date specified pursuant to item (2) of the Regular Redemption Demand as above provided.

        Bonds of the Forty-fifth Series shall also be redeemable in whole at any time (hereinafter called the "Special Redemption") upon receipt by the Trustee of a written demand (hereinafter referred to as the "Special Redemption Demand") from the Revenue Bond Trustee stating: (1) that the outstanding Revenue Bonds have been called for redemption in whole pursuant to the second paragraph of
Section 3.01 and Section 3.06 of the Revenue Bond Indenture; (2) the date of such redemption and that notice thereof has been given as required by the Revenue Bond Indenture; (3) that the Trustee shall call for redemption on the stated date fixed for redemption of the Revenue Bonds a principal amount of bonds of the Forty-fifth Series equal to the principal amount of the Revenue Bonds to be redeemed; and (4) that the Revenue Bond Trustee, as holder of all bonds of the Forty-fifth Series then outstanding, waives notice of such redemption. The Trustee may conclusively presume the statements contained in the Special Redemption Demand to be correct. Special Redemption of the bonds of the Forty-fifth Series shall be at the principal amount thereof and accrued interest thereon to the date fixed for redemption but without premium, and such amount shall become and be due and payable, subject to the first paragraph of this
Section 2, on the date fixed for such Special Redemption, which shall be the date specified pursuant to item (2) of the Special Redemption Demand as above provided.

        SECTION 3. If any interest payment date for bonds of the Forty-fifth Series shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, then such interest payment date shall be the next succeeding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

        SECTION 4. Any written notice to the Trustee from the Revenue Bond Trustee shall be signed by the Revenue Bond Trustee's duly authorized officer therefor.

        SECTION 5. The Company covenants that the provisions of Section 4 of the Supplemental Indenture dated as of October 1, 1964, which are to remain in effect so long as any bonds of the Tenth Series shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the Forty-fifth Series shall be outstanding under the Indenture.

        SECTION 6. As supplemented by this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, is in all respects ratified and confirmed and the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        SECTION 7. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

        SECTION 8. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

        SECTION 9. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, said Gulf Power Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said The Chase Manhattan Bank (National Association), as Trustee, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

                                                   GULF POWER COMPANY


                                                   By: ______________________
                                                       A. E. Scarbrough
                                                       Vice President
                                                       500 Bayfront Parkway
                                                       Pensacola, Florida 32501

Attest:

_____________________________
Warren E. Tate, Secretary
500 Bayfront Parkway
Pensacola, Florida 32501


Signed, sealed and delivered this 26th day of February, 1996 by GULF POWER COMPANY in the presence of:

___________________________
Valerie Blackmon


___________________________
Gina Naar

                                                   THE CHASE MANHATTAN BANK
                                                   (National Association), as
                                                   Trustee


                                                   By:________________________
                                                       Valerie Dunbar
                                                       Vice President
                                                       4 Chase MetroTech Center
                                                       3rd Floor
                                                       Brooklyn, New York 11245


Attest:

___________________________

John T. Needham, Jr.
Assistant Secretary
4 Chase MetroTech Center
3rd Floor
Brooklyn, New York 11245


Signed, sealed and delivered this 23rd day of February, 1996 by THE CHASE MANHATTAN BANK (National Association) in the presence of:




Name:_______________________




Name:_______________________

STATE OF FLORIDA          )
                          ) ss:
COUNTY OF ESCAMBIA        (


        The foregoing instrument was acknowledged before me this 26th day of February, 1996, by A. E. Scarbrough, Vice President of GULF POWER COMPANY, a Maine corporation, on behalf of the corporation. He is personally known to me and did take an oath.



                                             --------------------------------
                                              Candace Klinglesmith
                                              Notary Public - State of Florida

                                              My Commission Expires:
                                              May 18, 1999

                                              Commission Number:
                                              CC 446149

STATE OF NEW YORK        )
                         ) ss:
COUNTY OF KINGS          )


        The foregoing instrument was acknowledged before me this 23rd day of February, 1996, by Valerie Dunbar, a Vice President of THE CHASE MANHATTAN BANK (National Association), a United States corporation, on behalf of the corporation. She is personally known to me and did take an oath.



                                               ____________________________
                                               Name:_______________________
                                               Notary Public

                                               My Commission Expires:

                                               ____________________________


                                               Commission Number:

                                               ____________________________